CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1997 included in Pennsylvania Enterprises, Inc.'s Form 10-K for the year ended December 31,1996 and to all references to our Firm included in this Registration Statement.




                                          /s/  ARTHUR ANDERSEN LLP





New York, New York
March 20, 1997